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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22333) pertaining to the 1991 Amended and Restated Stock Option Plan and the Long Term Executive Incentive Plan of Alliance Imaging, Inc. of our report dated March 5, 1999, with respect to the consolidated financial statements and schedule of Alliance Imaging, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
March 27, 1999

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